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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Assisted Living Concepts, Inc.


     We consent to incorporation by reference in the Registration Statement Form S-8 for the Amended and Restated 1994 Stock Option Plan and the Non-Executive Employee Equity Participation Plan dated July 10, 1998 of Assisted Living Concepts, Inc. and subsidiaries of our report dated February 13, 1998, which report appears in the December 31, 1997 Annual Report on Form 10-K of Assisted Living Concepts, Inc. and subsidiaries.


                                       KPMG PEAT MARWICK LLP

Portland, Oregon
July 10, 1998